Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Ambow Education Holding Ltd on Form F-3 (File No. 333-231273) of our report dated April 22, 2020, which includes change in accounting principle, with respect to our audits of the consolidated financial statements of Ambow Education Holding Ltd as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 appearing in this Annual Report on Form 20-F of Ambow Education Holding Ltd for the year ended December 31, 2019. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ Marcum Bernstein & Pinchuk llp

Marcum Bernstein & Pinchuk llp

Beijing, China

April 22, 2020

BEIJING OFFICE • Unit 2419-2422 • Kerry Center South Tower • 1 Guang Hua Road • Chaoyang District, Beijing • 100020

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumbp.com